UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 1, 2011

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	98-0607469 (IRS Employer Identification No.)

80 Rue de Lausanne, CH-1202, Geneva, Switzerland (Address of Principal Executive Offices)	1202 (Zip Code)
Registrant’s telephone number, including area code: +41 22 741 8000
Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed by Foster Wheeler AG (the “Company”) on July 25, 2011 (the “Form 8-K”), Foster Wheeler Inc., a subsidiary of the Company, entered into an employment agreement (the “Masters Agreement”) with J. Kent Masters on July 21, 2011.  Pursuant to the Masters Agreement, Mr. Masters commenced serving as the Chief Executive Officer of the Company on October 1, 2011 (the “Effective Date”) and during the first open trading window subsequent to the Effective Date, he shall receive, among other things, a sign-on equity grant (the “Grant”) consisting of restricted stock units with an economic value on the grant date of approximately $4,500,000.  The Grant’s restricted stock units were to vest in equal one-third increments on the first, second and third anniversaries of the grant date.

On November 1, 2011, the Board of Directors of the Company agreed to amend the vesting schedule of the Grant.  As amended, the Grant will vest in in equal one-third increments on (i) the date of grant, (ii) September 30, 2012 and (iii) September 30, 2013.  Other terms of the Grant and the Masters Agreement remain unchanged and as described in the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: November 7, 2011	By:	/s/ Michelle K. Davies
Michelle K. Davies
Corporate Secretary